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                                                                 EXHIBIT 3.2(i)


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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WHC VININGS CORPORATION", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                      /s/ EDWARD J. FREEL
                [SEAL]            ---------------------------------------
                                  Edward J. Freel, Secretary of State

2623198 8100                      AUTHENTICATION:   7943954

960138373                                   DATE:   05-13-96
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                          CERTIFICATE OF INCORPORATION
                                       OF
                            WHC VININGS CORPORATION

                                ARTICLE 1. NAME

     The name of the corporation is WHC Vinings Corporation.

                          ARTICLE 2. REGISTERED AGENT

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, The City of Wilmington, The County of New Castle. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

                               ARTICLE 3. PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                            ARTICLE 4. CAPITAL STOCK

     The aggregate number of shares of stock that the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, of the par value of $.01 per share.

                            ARTICLE 5. INCORPORATOR

     The name and mailing address of the sole incorporator is as follows:

          NAME                                   MAILING ADDRESS
          ----                                   ---------------

   Clarence B. Brown III                      Locke Purnell Rain Harrell
                                              (A Professional Corporation)
                                              2200 Ross Avenue, Suite 2200
                                              Dallas, Texas 75201-6776


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                          ARTICLE 6. INITIAL DIRECTORS

     The number of directors constituting the initial Board of Directors is two
(2); however, thereafter the number of directors constituting the Board of Directors shall be fixed by or in accordance with the bylaws of the corporation. The following persons shall serve as the directors of the corporation until their successors are duly elected and qualified:

           NAME                          ADDRESS
           ----                          -------
     James D. Carreker              2001 Bryan Street, Suite 2300
                                    Dallas, Texas 75201


     Anne L. Raymond                2001 Bryan Street, Suite 2300
                                    Dallas, Texas 75201

                               ARTICLE 7. BYLAWS

     The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws, subject to the right of the stockholders to adopt, amend or repeal the bylaws, is vested in the Board of Directors.

                           ARTICLE 8. INDEMNIFICATION

     To the fullest extent permitted by the General Corporation Law of Delaware, as may be amended from time to time, the corporation shall indemnify any and all of its directors, officers, agents and employees, or former directors, officers, agents and employees, or any person who may have served at the corporation's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise.

                         ARTICLE 9. DIRECTOR LIABILITY

     To the fullest extent permitted by the General Corporation Law of Delaware, as may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment, or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment, or modification.





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                             ARTICLE 10. AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of May, 1996.


                                          /s/ CLARENCE B. BROWN III
                                          -----------------------------------
                                          Clarence B. Brown III, Incorporator



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